Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 27, 2012, by and among SWISHER HYGIENE INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party hereto, the Required Lenders under and as defined in the hereinafter defined Credit Agreement, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent under the hereinafter defined Credit Agreement (the “Administrative Agent”).

BACKGROUND STATEMENT

A. The Borrower is party to the Credit Agreement dated as of March 30, 2011, among the Borrower, the Lenders party thereto from time to time and the Administrative Agent (as amended by the First Amendment to Credit Agreement and Pledge and Security Agreement dated as of August 12, 2011, Second Amendment to Credit Agreement dated as of April 12, 2012, Third Amendment to Credit Agreement dated as of May 15, 2012, Fourth Amendment to Credit Agreement dated as of May 30, 2012, Fifth Amendment to Credit Agreement dated as of June 28, 2012, Sixth Amendment to Credit Agreement dated as of July 30, 2012, and Seventh Amendment to Credit Agreement and Pledge and Security Agreement dated as of August 31, 2012, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

B. The Borrower has requested certain amendments to the Credit Agreement, and the Administrative Agent and Required Lenders have agreed to make such amendments on the terms and subject to the conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendment to Background Statement. The Background Statement of the Credit Agreement is hereby amended by deleting “$50,000,000” and replacing it with “$25,000,000”.

1.2 Amendments to Section 1.1 (Definitions) of the Credit Agreement.

(a) From and after the date of this Amendment, the definition of “Applicable Percentage” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Applicable Percentage” means, (i) for the percentage to be added to the Base Rate for purposes of determining the Adjusted Base Rate, 2.00%, and (ii) for the percentage to be added to the LIBOR Rate and the LIBOR Market Index Rate for purposes of, respectively, determining the Adjusted LIBOR Rate and Adjusted LIBOR Market Index Rate, 3.00%.

(b) The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended by deleting “$7,000,000” in clause (ii) thereof and replacing it with “$3,000,000”.

(c) The definition of “Unencumbered Liquidity” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Unencumbered Liquidity” means, at any time, the sum of (i) all unencumbered (except for encumbrances and Liens in favor of the Lenders pursuant to the Credit Documents) cash and Cash Equivalents of the Borrower at such time held in an account maintained with the Administrative Agent or subject to a deposit account control agreement which grants the Administrative Agent a first-priority security interest under the applicable Uniform Commercial Code, plus (ii) the amount that the Maximum Availability exceeds the Aggregate Credit Exposure at such time.

1.3 Amendments to Section 6.1 (Financial Statements) of the Credit Agreement.

(a) Section 6.1 of the Credit Agreement is hereby amended by deleting the final proviso at the end of clause (a) thereof and replacing it with the following:

“provided further, that notwithstanding the foregoing, the financial statements required to be delivered pursuant to this Section 6.1(a) for the fiscal quarters ending March 31, 2012 and June 30, 2012 shall be delivered on or before the earlier of (i) October 31, 2012 and (ii) the date on which the Borrower delivers such financial statements to the Securities and Exchange Commission;”

(b) Section 6.1 of the Credit Agreement is hereby amended by deleting the final proviso and the “and” at the end of clause (b) thereof and replacing it with the following:

“provided further, that notwithstanding the foregoing, the financial statements required to be delivered pursuant to this Section 6.1(b) for the fiscal year ending December 31, 2011 shall be delivered on or before the earlier of (i) October 31, 2012 and (ii) the date on which the Borrower delivers such financial statements to the Securities and Exchange Commission; and”

1.4 Amendment to Section 6.2 (Other Business and Financial Information) of the Credit Agreement. Section 6.2(p) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(p) a Borrowing Base Certificate every two weeks, calculated as of the last Friday of such two week period, beginning with September 28, 2012 and continuing every second Friday thereafter, and delivered on or before the following Tuesday (or such later date as permitted by the Administrative Agent in its sole discretion), together with an aging report on accounts receivable as of such date and upon the request of the Administrative Agent, reports on inventory and accounts payable as of such date in a form reasonably acceptable to the Administrative Agent; and”

1.5 Amendment to Section 7.6 (Minimum Unencumbered Liquidity) of the Credit Agreement. Section 7.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.6 Minimum Unencumbered Liquidity. The Borrower will not permit, at any time, Unencumbered Liquidity to be less than $10,000,000.”

1.6 Schedule 1.1(a) to the Credit Agreement. Schedule 1.1(a) to the Credit Agreement is hereby amended by deleting “$50,000,000” as the Revolving Commitment of Wells Fargo Bank, National Association and the total Revolving Commitment and replacing it with “$25,000,000” in each instance.

1.7 Exhibit G (Form of Borrowing Base Certificate) to the Credit Agreement. Exhibit G to the Credit Agreement is hereby deleted in its entirety and replaced with the new Exhibit G to the Credit Agreement attached hereto as Exhibit A.

ARTICLE II

LIMITED WAIVER

2.1 Limited Waiver.

(a) The Administrative Agent (i) waives any Default or Event of Default that may exist due to a violation of Section 6.4 of the Credit Agreement on account of the Borrower’s failure to file its 2011 10-K by April 16, 2012 so long as the Borrower files such 10-K on or before October 31, 2012, and (ii) acknowledges that the representation in Section 5.12 of the Credit Agreement may not be true and correct on any day on or after April 16, 2012 and on or before October 31, 2012 on account of the Borrower’s failure to file its 2011 10-K on or before April 16, 2012. Borrower acknowledges that the waivers and acknowledgements of the Administrative Agent set forth above shall terminate if the Borrower does not file its 10-K on or before October 31, 2012.

(b) The Administrative Agent (i) waives any Default or Event of Default that may exist due to a violation of Section 6.4 of the Credit Agreement on account of the Borrower’s failure to file its 10-Q for the first fiscal quarter of 2012 by May 21, 2012 so long as the Borrower files such 10-Q on or before October 31, 2012, and (ii) acknowledges that the representation in Section 5.12 of the Credit Agreement may not be true and correct on any day on or after May 21, 2012 and on or before October 31, 2012 on account of the Borrower’s failure to file its 10-Q for the first fiscal quarter of 2012 on or before May 21, 2012. Borrower acknowledges that the waivers and acknowledgements of the Administrative Agent set forth above shall terminate if the Borrower does not file its 10-Q for the first fiscal quarter of 2012 on or before October 31, 2012.

(c) The Administrative Agent (i) waives any Default or Event of Default that may exist due to a violation of Section 6.4 of the Credit Agreement on account of the Borrower’s failure to file its 10-Q for the second fiscal quarter of 2012 by August 20, 2012 so long as the Borrower files such 10-Q on or before October 31, 2012, and (ii) acknowledges that the representation in Section 5.12 of the Credit Agreement may not be true and correct on any day on or after August 20, 2012 and on or before October 31, 2012 on account of the Borrower’s failure to file its 10-Q for the second fiscal quarter of 2012 on or before August 20, 2012. Borrower acknowledges that the waivers and acknowledgements of the Administrative Agent set forth above shall terminate if the Borrower does not file its 10-Q for the second fiscal quarter of 2012 on or before October 31, 2012.

2.2 Effect of Limited Waiver. Except as expressly set forth herein, the limited waiver set forth in Section 2.1 hereof shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, or the Borrower under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have received a duly executed counterpart of this Amendment from the Borrower and the Subsidiary Guarantors (collectively, the “Amendment Parties”);

(b) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent to be paid by it at the closing in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto); and

(c) The Administrative Agent shall have received such other documents, certificates, opinions, instruments and other evidence as the Administrative Agent may reasonably request, all in a form and substance satisfactory to the Administrative Agent and its counsel.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Amendment Parties hereby represent and warrant that:

4.1 Representations in Credit Agreement. The representations and warranties of the Amendment Parties set forth in the Credit Agreement and the Credit Documents are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties relate solely to or are specifically expressed as of a particular date or period and for the representation in Section 5.10(d) of the Credit Agreement which the Amendment Parties acknowledge is not true and correct in all material respects as of the date hereof and will continue not to be true and correct in all material respects unless and until Section 5.10(d) of the Credit Agreement is amended in writing by the Administrative Agent in its sole discretion.

4.2 Compliance with Credit Agreement. Each of the Amendment Parties is in compliance with all covenants, terms and provisions set forth in the Credit Agreement and the other Credit Documents to be observed or performed by it.

4.3 Due Authorization. This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Amendment Party and each of this Amendment, the Credit Agreement and the other Credit Documents, constitutes the legal, valid and binding obligation of each Amendment Party, to the extent each is a party thereto, enforceable against it in accordance with its terms.

4.4 No Event of Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

4.5 Continuing Security Interests. All obligations of the Amendment Parties under the Credit Agreement and the other Credit Documents continue to be or will be secured by the Administrative Agent’s security interests in all of the collateral granted under the Security Documents, and nothing herein will affect the validity, enforceability, perfection or priority of such security interests.

ARTICLE V

ACKNOWLEDGEMENTS; REPRESENTATIONS; CONSENT

5.1 Amendment Parties. Each of the Amendment Parties hereby approves and consents to the transactions contemplated by this Amendment, confirms and agrees that, after giving effect to this Amendment, each of the Credit Agreement and the other Credit Documents to which it is a party, remains in full force and effect and enforceable against it in accordance with its terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Administrative Agent and the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if it has any such claims, counterclaims, offsets, or defenses to such Credit Documents or any transaction related to such Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. Furthermore, each of the Amendment Parties acknowledges and agrees that its obligations under the Credit Documents shall not be discharged, limited or otherwise affected by reason of the Administrative Agent’s or any Lender’s actions with respect to any other Amendment Party, or with respect to, or in adding or releasing, any other guarantor of the obligations of the Borrower under the Credit Agreement without the necessity of giving notice to or obtaining the consent of such Amendment Party. The acknowledgements and confirmations by each of the Amendment Parties herein is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment and continue to extend credit to the Borrower and the other Amendment Parties, and each of the Amendment Parties acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment and continue to extend such credit in the absence of the acknowledgement and confirmation contained herein. The Amendment Parties assume, ratify and confirm the obligations of the Amendment Parties and any predecessor to an Amendment Party under the amendments to the Credit Agreement executed prior to this Amendment.

5.2 Subsidiary Guarantors. Each of the Subsidiary Guarantors further represents that it has knowledge of the Borrower’s and the other Amendment Parties’ financial condition and affairs and that it has adequate means to obtain from the Borrower and the other Amendment Parties on an ongoing basis information relating thereto and to the Borrower’s and the other Amendment Parties’ ability to pay and perform their respective obligations under the Credit Documents, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as the guaranty of each such Subsidiary Guarantor remains in effect. Each Subsidiary Guarantor agrees that the Administrative Agent and the Lenders shall have no obligation to investigate the financial condition or affairs of the Borrower or any of the Amendment Parties for the benefit of any Subsidiary Guarantor nor to advise any Subsidiary Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any of the Amendment Parties that might become known to the Administrative Agent or any Lender at any time, whether or not the Administrative Agent or any such Lender knows or believes or has reason to know or believe that any such fact or change is unknown to any Subsidiary Guarantor, or might (or does) materially increase the risk of any Subsidiary Guarantor as guarantor, or might (or would) affect the willingness of any Subsidiary Guarantor to continue as a guarantor of the obligations of the Borrower under the Credit Documents. These representations and agreements by each of the Subsidiary Guarantors are made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment and continue to extend credit to the Borrower and the other Amendment Parties under the Credit Documents, and each of the Subsidiary Guarantors acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment and continue to extend such credit in the absence of the representations and agreements contained herein.

5.3 Release of Claims and Covenant Not to Sue. As a material inducement to the Administrative Agent and the Lenders to enter into this Amendment and to grant the concessions to the Amendment Parties reflected herein, all in accordance with and subject to the terms and conditions of this Amendment, and all of which are to the direct advantage and benefit of the Amendment Parties, each Amendment Party for itself and its successors and assigns, (a) does hereby remise, release, acquit, satisfy and forever discharge the Administrative Agent and the Lenders, and all of the past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns of the Administrative Agent and the Lenders (each a “Releasee”), from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing and whether known or unknown, which such Amendment Party or the Amendment Parties now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Amendment, including specifically, but without limitation, matters arising out of, in connection with or relating to (i) the Obligations, (ii) the Credit Documents or the obligations evidenced thereby, including, but not limited to, the administration or funding thereof, and (iii) any other agreement or transaction between the Amendment Parties or such Amendment Party and the Administrative Agent or the Lenders or any subsidiary or affiliate of such parties relating to the Credit Documents; and (b) does hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Administrative Agent and the Lenders or any subsidiaries or affiliates, or any of its past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns of the Administrative Agent or the Lenders, by reason of or in connection with any of the foregoing matters, claims or causes of action; provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the date of this Amendment with respect to acts, occurrences or events after the date of this Amendment. If any Amendment Party, or any of its heirs, successors, assigns or other legal representatives, violates the foregoing covenant, each Amendment Party, for itself and its heirs, successors, assigns and legal representatives, jointly and severally agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

ARTICLE VI

GENERAL

6.1 Full Force and Effect. This Amendment is limited as specified and, except as specifically set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of any of the Credit Documents. The Credit Agreement, as amended by the amendments set forth herein, shall continue to be in full force and effect in accordance with the provisions thereof after giving effect to such amendments. Any reference to the Credit Agreement in any of the other Credit Documents shall mean the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated, or supplemented from time to time. This Amendment shall be a Credit Document.

6.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

6.3 Counterparts; Execution. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or by electronic delivery of .pdf copies shall constitute effective execution and delivery of this Amendment and such copies may be used in lieu of the original Amendment for all purposes. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

6.4 Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys’ fees.

6.5 Further Assurances. Each of the Amendment Parties shall execute and deliver to the Administrative Agent such documents, certificates, and opinions as the Administrative Agent may reasonably request to effect the amendments contemplated by this Amendment and to continue the existence, perfection and first priority of the Administrative Agent’s security interest in collateral securing the obligations under the Credit Documents.

6.6 Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers all as of the date first above written.

SWISHER HYGIENE INC.

By:	/s/ Thomas E. Aucamp
Name:	Thomas E. Aucamp
Title:	Executive Vice President

[Signature Pages Continued on the Following Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Cavan J. Harris
Cavan J. Harris Senior Vice President

[Signature Pages Continued on the Following Page]

GUARANTORS:

SWISHER INTERNATIONAL, INC.

SWISHER HYGIENE USA OPERATIONS, INC.

SWISHER HYGIENE FRANCHISE CORP.

SWISHER PEST CONTROL CORP.

SWISHER MAID, INC.

EXPRESS RESTAURANT EQUIPMENT

    SERVICE, INC.

SERVICE MICHIGAN, LLC

SERVICE TAMPA, LLC

SERVICE WEST COAST, LLC

FOUR-STATE HYGIENE, INC.

INTEGRATED BRANDS INC.

ESKIMO PIE CORPORATION

By:	/s/ Thomas E. Aucamp
Name:	Thomas E. Aucamp
Title:	Executive Vice President

[Signature Pages Continued on the Following Page]

CHOICE ENVIRONMENTAL SERVICES,

    INC.

CHOICE ENVIRONMENTAL SERVICES

    OF MIAMI, INC.

CHOICE ENVIRONMENTAL SERVICES

    OF BROWARD, INC.

CHOICE ENVIRONMENTAL SERVICES

    OF DADE COUNTY, INC.

CHOICE ENVIRONMENTAL SERVICES

    OF COLLIER, INC.

CHOICE RECYCLING SERVICES

    OF MIAMI, INC.

CHOICE ENVIRONMENTAL SERVICES

    OF ST. LUCIE, INC.

CHOICE RECYCLING SERVICES

    OF BROWARD, INC.

CHOICE ENVIRONMENTAL SERVICES

    OF LEE COUNTY, INC.

CHOICE ENVIRONMENTAL SERVICES

    OF HIGHLANDS COUNTY, INC.

SANOLITE CORPORATION

SWSH MOUNT HOOD MFG., INC.

SWSH ARIZONA MFG., INC.

By:	/s/ Thomas E. Aucamp
Name: Title	Thomas E. Aucamp Executive Vice President

SWSH DALEY MFG., INC.

By:	/s/ Thomas E. Aucamp
Name:	Thomas E. Aucamp
Title:	Secretary

Exhibit A

[Attached]

Exhibit G

BORROWING BASE CERTIFICATE

Swisher Hygiene Inc.		Credit Agreement Date

Amounts in Thousands		Report Date

Report #

A/R as of:

This BORROWING BASE CERTIFICATE (this “Certificate”) is delivered pursuant to the Credit Agreement, dated as of March 30, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among Swisher Hygiene Inc. (the “Borrower”), certain Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement. The undersigned duly elected Financial Officer of Borrower hereby certifies that the following information is true, complete, and accurate as of the close of business on , .		A/R ineligible as of:

Inventory as of:

Inventory ineligibles as of:

A. Accounts Collateral

1. Accounts (Net)				(A1)

2. Less: Total Ineligible Accounts

a. Accounts outstanding for > 90 days from the original invoice date

b. Credits > 90 days

c. Accounts owed by any Affiliate or Intercompany receivable

d. 35% Cross Aged

e. Accounts that exceed 20% concentration of all Accounts of the Borrower, to the extent of the excess

f. Accounts owed by a creditor of Borrower to the extent of the amount of the indebtedness (contra)

g. Accounts owed by an account debtor with a principal place of business outside of the U.S.

h. Accounts in dispute

i.       Accounts arising from a sale on a bill-&-hold, guaranteed sale, sale-and-return, sale-on-approval, or consignment or similar basis or subject to repurchase, return, rejection, repossession, loss or damage

j Account debtor is U.S. or other government unless compliance with all applicable federal and state assignment of claims laws

k. Accounts relating to goods that have not been delivered or services have not been completely performed or that do not represent final sale

l. Insolvent Accounts or Accounts owed by an account debtor subject to any bankruptcy or receivership proceedings

m. Encumbered accounts

n. Accounts evidenced by a note or other Instrument or Chattel Paper

o. Other - Designated by Administrative Agent

3. Less: Total Ineligible Accounts			$ —	(A3)

4. Eligible Accounts (A1 - A3)		=	$ —	(A4)

5. Accounts Advance Rate	80.0% (A5)

6. Available Accounts (A4 * A5)		=	$ —	(A6)

B. Inventory Collateral

1. Total Raw Material Inventory of Borrower and Subsidiary Guarantors				(B1)

2. Less: Ineligible Raw Material Inventory (pursuant to definition of “Eligible Inventory” in Credit Agreement)

a. Does not or has ceased to create a valid and perfected first priority security interest and lien in favor of Administrative Agent

b. Located at a location other than locations specified on Annex B to the Security Agreement

c. Not in good saleable or usable condition in the normal course of business

d. On consignment from or subject to any repurchase agreement from any supplier

e. Repossessed or slow-moving goods

f. Subject to a negotiable document of title

g. Subject to any license or other agreement that limits or restricts the right to sell or dispose of such Inventory

h. Constitutes packaging materials, supplies or promotional materials

i. Not located within the U.S.

j. Other ineligible Inventory as determined by the Administrative Agent

Less: Ineligible Raw Material Inventory (pursuant to definition of “Eligible Inventory” in Credit Agreement)			—	(B2)

3. Eligible Raw Material Inventory (B1 - B2)			$ —	(B3)

4. Raw Material Inventory Advance Rate	30.0% (B4)

5. Available Raw Material Inventory (B3 * B4)			$ —	(B5)

6. Total Finished Goods Inventory of Borrower and Subsidiary Guarantors				(B6)

1

7. Less: Ineligible Finished Goods Inventory (pursuant to definition of “Eligible Inventory” in Credit Agreement)

a. Does not or has ceased to create a valid and perfected first priority security interest and lien in favor of Administrative Agent

b. Located at a location other than locations specified on Annex B to the Security Agreement

c. Not in good saleable or usable condition in the normal course of business

d. On consignment from or subject to any repurchase agreement from any supplier

e. Repossessed or slow-moving goods

f. Subject to a negotiable document of title

g. Subject to any license or other agreement that limits or restricts the right to sell or dispose of such Inventory

h. Constitutes packaging materials, supplies or promotional materials

i. Not located within the U.S.

j. Other ineligible Inventory as determined by the Administrative Agent

Less: Ineligible Finished Goods Inventory (pursuant to definition of “Eligible Inventory” in Credit Agreement)		—	(B7)

8. Eligible Finished Goods Inventory (B6 - B7)		$—	(B8)

9. Finished Goods Inventory Advance Rate	50.0% (B9)
10. Available Finished Goods Inventory (B8 * B9)		$—	(B10)

11. Total Inventory (prior to cap) (B5 + B10)		$—	(B11)

12. Inventory Cap (lesser of $3.0MM or 50% of margined A/R availability)			(B12)

13. Available Inventory Collateral (Lesser of B11 or B12)		$—	(B13)

C. Cash
1 Cash Subject to Dominion and Control of Administrative Agent		$—	(C1)

D. Loan Status
1. Maximum Revolver Usage		$25,000,000	(D1)

2. Borrowing Base (A6+B13+C1)		$—	(D2)

3. Lesser of D1 or D2		$—	(D3)

4. Less: Revolver Loans Outstanding			(D4)

5. Less: Letters of Credit Outstanding			(D5)

6. Less: Purchase and Credit Card Maximum Exposure		$1,500,000	(D6)

7. Excess Availability (D3-D4-D5-D6)		$(1,500,000)	(D7)

In connection with the foregoing, the Borrower hereby acknowledges and agrees that, as of the date hereof, the Credit Agreement remains in full force and effect, is binding upon the Borrower and enforceable against the Borrower in accordance with its terms, and the undersigned certifies to the Administrative Agent that, as of the date hereof, (1) there exists no Event of Default under the Credit Agreement or event which, with the passage of time or the giving of notice, or both, would so constitute an Event of Default, and (2) all the representations and warranties contained in the Credit Agreement are true and correct in all material respects.

This the             day of                     ,     .

SWISHER HYGIENE INC.

By:

Name:

Title:

2